200 Granville Street	Tel: 604.683.6332
Suite 2710	Fax: 604.408.7499
Vancouver, BC	www.ithmines.com
Canada V6C 1S4

NR23-04	June 22, 2023

International Tower Hill Mines Announces Appointment of

Gold Market Expert Dr. Edel Tully to Board

Vancouver, British Columbia, June 22, 2023 – International Tower Hill Mines Ltd. (the “Company”) - (TSX: ITH) (NYSE American: THM) announces the appointment of gold market expert Dr. Edel Tully to the Company’s board of directors, effective June 18, 2023, expanding the board from six to seven members.

“On behalf of the Board of Directors, I am pleased to welcome Dr. Tully. Her deep and vast experience in understanding the gold market will help the Company maximize its tremendous leverage to higher gold prices.” said Marcelo Kim, Board Chair.

Dr. Tully is a business leader with 20 years of experience in the precious metals market. She is currently the Head of Communications and Financial Markets Development Lead at the London Bullion Market Association (LBMA). Edel spent 10 years at UBS where she was most recently Global Head Precious Metal Sales and Managing Director and prior to this Head of Precious Metals Research. Before UBS, Edel was Head of Precious Metals Research at Mitsui and Co. Precious Metals, Inc. Dr. Tully has been a frequent conference speaker and media guest and is highly respected as a precious metals industry expert.

“I am excited to join International Tower Hill Mines’ board of directors and look forward to contributing my precious metals sector experience to this very exciting company” said Dr. Tully.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls 100% of the Livengood Gold Project located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska. As of December 31, 2022, the Livengood Gold Project has a measured and indicated mineral resource of 704.5 million tonnes at an average grade of 0.60 g/tonne (13.62 million ounces). As reported in the Technical Report Summary filed as Exhibit 96.1 to the Annual Report on Form 10-K for the year ended December 31, 2022 (TRS), a portion of the mineral resources at the Project have been converted into proven and probable reserves of 430.1 million tonnes at an average grade of 0.65 g/tonne (9.0 million ounces) based on a gold price of $1,680 per ounce. The TRS has estimated the capital costs of the Project at $1.93 billion, the total cost per ton milled at $13.12, the all-in sustaining costs at $1,171 per ounce, and net present value (5%) at $1,800/oz of $400 million and $975 million at $2,000/oz.

On behalf of
International Tower Hill Mines Ltd.

(signed) Karl L. Hanneman

Chief Executive Officer

Contact Information:	Richard Solie, Jr., Manager - Investor Relations
E-mail: rsolie@ithmines.com
Direct line: 907-328-2825 Toll-Free: 1-855-428-2825

International Tower Hill Mines Ltd.	- 2 -	June 22, 2023
NR23-04 Continued

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the mine plan, economic analysis (including capital expenditures, operating expenditures, all-in-sustaining costs and all-in costs) and production and design details described in the TRS; the potential to convert mineral resources to mineral reserves; the ability of the Company to advance the Livengood Project either as projected or at all are forward-looking statements. Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the TRS also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, the demand for, and level and volatility of the price of gold; conditions in the financial markets generally, the overall sentiment of the markets for public equity, interest rates, currency rates, and the rate of inflation; general business and economic conditions; government regulation and proposed legislation (and changes thereto or interpretations thereof); defects in title to claims or the ability to obtain surface rights, either of which could affect the Company’s property rights and claims; the Company’s ability to secure the necessary services and supplies on favorable terms in connection with its programs at the Livengood Gold Project and other activities; the Company’s ability to attract and retain key staff, particularly in connection with the permitting and development of any mine at the Livengood Gold Project; the accuracy of the Company’s resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based; the timing of the Company’s ability to commence and complete planned work programs at the Livengood Gold Project; the timing of the receipt of and the terms of the consents, permits and authorizations necessary to carry out exploration and development programs at the Livengood Gold Project and the Company’s ability to comply with such terms on a safe and cost-effective basis; the ongoing relations of the Company with the lessors of its property interests and applicable regulatory agencies; the metallurgy and recovery characteristics of samples from certain of the Company’s mineral properties and whether such characteristics are reflective of the deposit as a whole; the continued development of and potential construction of any mine at the Livengood Gold Project property not requiring consents, approvals, authorizations or permits that are materially different from those identified by the Company; and other risks and uncertainties disclosed in the Company’s Annual Information Form filed with certain securities commissions in Canada and the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the TRS filed as Exhibit 96.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Non-IFRS Measures

The Company has included certain non-IFRS measures in this news release, as discussed below. The Company believes that these measures, in addition to conventional measures prepared in accordance with IFRS, provides investors with an improved ability to evaluate the underlying performance of the Company. These non-IFRS measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These measures do not have any standardized meaning prescribed under IFRS, and therefore may not be comparable to other issuers.

International Tower Hill Mines Ltd.	- 3 -	June 22, 2023
NR23-04 Continued

All-In Sustaining Costs (“AISC”) and AISC/oz

AISC is a performance measure that reflects the expenditures that are required to produce an ounce of gold from current operations. While there is no standardized meaning of the measure across the industry, the Company’s definition is derived from the definition, as set out by the World Gold Council in its guidance dated June 27, 2013 and November 16, 2018, respectively. The World Gold Council is a non-regulatory, non-profit organization established in 1987 whose members include global senior mining companies. The Company believes that this measure is useful to external users in assessing operating performance and the ability to generate free cash flow from operations. The Company defines AISC as the sum of total cash costs, sustaining capital (capital required to maintain current operations at existing production levels), capital lease repayments, exploration expenditures designed to increase resource confidence at producing mines, amortization of asset retirement costs and rehabilitation accretion related to current operations. AISC excludes general corporate and administrative costs incurred at the non-project level, capital expenditures for significant improvements at existing operations deemed to be expansionary in nature, exploration and evaluation related to resource growth, rehabilitation accretion not related to current operations, financing costs, debt repayments, and taxes. Total AISC is divided by gold ounces sold to arrive at a per ounce figure.

All-In Costs (“AIC”) and All-In-Costs/oz

The Company defines AIC as the sum of AISC costs plus initial capital expenditures. Total AIC is divided by gold ounces sold to arrive at a per ounce figure.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource and reserve estimates contained in or incorporated by reference in this news release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on May 10, 2014 (the “CIM Standards”) as they may be amended from time to time by the CIM.

Accordingly, information in this press release providing descriptions of the Company’s mineral deposits in accordance with NI 43-101 may not be comparable to similar information made public by other U.S. companies subject to the United States federal securities laws and the rules and regulations thereunder.

Pursuant to CIM Definition Standards, "Inferred mineral resources" are that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Such geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a mineral reserve. However, it is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource is economically or legally mineable.

Effective February 25, 2019, the SEC adopted new mining disclosure rules under subpart 1300 of Regulation S-K of the United States Securities Act of 1933, as amended (the "SEC Modernization Rules"), with compliance required for the first fiscal year beginning on or after January 1, 2021. The SEC Modernization Rules replace the historical property disclosure requirements included in SEC Industry Guide 7. As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of "Measured Mineral Resources", "Indicated Mineral Resources" and "Inferred Mineral Resources". In addition, the SEC has amended its definitions of "Proven Mineral Reserves" and "Probable Mineral Reserves" to be substantially similar to corresponding definitions under the CIM Definition Standards. While the SEC Modernization Rules are purported to be "substantially similar" to the CIM Definition Standards, readers are cautioned that there are differences between the SEC Modernization Rules and the CIM Definitions Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as "proven mineral reserves", "probable mineral reserves", "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under the SEC Modernization Rules.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.